Exhibit 1.01

AudioCodes Ltd.

Conflict Minerals Report

For The Year Ended December 31, 2015

1.	Introduction

This is the Conflict Minerals Report for AudioCodes Ltd. (herein referred to as “AudioCodes,” “we,” “us” or “our”) filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”) for the reporting period from January 1, 2015 to December 31, 2015. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold for the purpose of this assessment.

If a registrant can establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in a Covered Country, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

The report presented herein is not audited by an independent private sector auditor in reliance on recent SEC guidance to the effect that the requirement of such an audit has been stayed except if the registrant elects to describe its products as “DRC conflict-free” in its Conflicts Minerals Report.

2.	Company Overview

This report has been prepared by AudioCodes. The information includes the activities of all of our majority-owned subsidiaries that are required to be consolidated.

AudioCodes designs, develops and sells advanced Voice over-IP (VoIP) and converged VoIP and data networking solutions, products and applications that facilitate secured, resilient and high quality Unified Communications (UC) and Contact Center (CC) services whether deployed on-premise or delivered from the cloud. Providing IP Phones, Customer Premise Equipment (CPE), and cloud-based platforms and applications, our solutions and products are geared to meet the growing needs of enterprises and service providers realigning their operations towards the transition to All-IP networks and hosted business services.

3.	Products Overview

Our principal hardware product lines are essentially classified into the following categories: session border controllers, media gateways, multi-service business routers, IP phones, survivable branch appliances, call recorders, fax servers and SOHO routers.

4.	Supply Chain Overview

Because our supply chain is complex, AudioCodes relies upon our suppliers to provide information with respect to the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide conflict minerals sourcing information to us pursuant to our Conflict Minerals Policy.

We have performed a comprehensive analysis of the components used in our products, and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our conflict minerals due diligence by identifying and contacting our current suppliers that provide components or engage in manufacturing activities that are likely to contain conflict minerals. We adopted the standard Conflict Mineral Reporting Templates (“CMRT”) established by the Conflict Free Sourcing Initiative (“CFSI”), and sent our conflict minerals due diligence communication survey to these suppliers.

With respect to the Organisation for Economic Cooperation and Development (“OECD”) requirement to strengthen engagement with suppliers, we have engaged a third party data collection vendor to conduct, collect and archive suppliers’ responses. Feedback from this engagement has allowed us to render the conclusions and statements in this report.

5.	Reasonable Country of Origin Inquiry (“RCOI”) and RCOI conclusion

5.1	We conducted an analysis of our products and found that “conflict minerals”, as defined under the Rule (including tin, tantalum, tungsten and gold) can be found in our products and are necessary to the functionality or production of those products. Therefore, we are subject to the reporting obligations of the Rule.

5.2	A list of all the suppliers and manufacturers AudioCodes contracts with to purchase all the items constructing its products was prepared by the Purchasing Department. The list was then reviewed and non-relevant suppliers and manufacturers were deleted (suppliers/manufacturers of items which definitely do not contain tin, tantalum, tungsten or gold). The final list was evaluated by Purchasing Director and Director of Quality Assurance, Environment & Safety.

5.3	Due to the breadth and complexity of AudioCodes’ products and supply chain, it will take time for many of our suppliers to verify the origin of all conflict minerals. Using our supply chain due diligence processes and efforts, we hope to further develop transparency into our supply chain.

5.4	Steps conducted this year include:

a.	Performed internal applicability assessments of products and suppliers to determine which contain or may contain necessary conflict minerals.

b.	Supplier engagement:

▪	Solicitation of survey responses from relevant suppliers.
▪	Assessment of suppliers responses - identify inconsistent, incomplete, or inaccurate responses.
▪	Engaging Purchasing Department to directly contact and push non-responsive suppliers.
▪	As part of our validation process, we sent training materials to suppliers, including an overview of the law and instructions on how to complete the Conflict Minerals Reporting Template, if relevant.

c.	As part of our effort to identify smelters and refiners, suppliers were requested to fill CMRTs template of version 4.0 or above.

5.5	Currently, we do not have sufficient information from our suppliers to determine the country of origin of the conflict minerals used in our products or the facilities used to process those conflict minerals. Therefore, we cannot exclude the possibility that some of these conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. Based on this result, AudioCodes conducted due diligence activities and have described these activities in this Conflict Minerals Report.

6.	Due Diligence Design

6.1	Our due diligence processes and efforts have been developed in conjunction with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

7.	Due Diligence Performed

7.1	Establish Strong Company Management Systems

7.1.1	Conflict Minerals Policy

AudioCodes is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. Our conflict minerals policy is publicly available on our website at http://www.audiocodes.com/sustainability under the heading "Conflict Minerals”.

7.1.2	Internal Team

AudioCodes has established a task force with representatives from our Legal, Finance, Purchasing and Quality departments to implement our conflict minerals compliance policy. Senior management is briefed about the results of our due diligence efforts on a regular basis.

7.1.3	Control Systems

AudioCodes has established our due diligence compliance process and set forth documentation and record maintenance mechanisms to ensure the retention of relevant documentation in a structured electronic database. Database content enables real-time identification of all countries of origin of the minerals as well as the smelters/refiners status. Since our databases are continuously backed up, this data retention assures availability with no time limitation.

AudioCodes’ level CMRT are amended on a monthly basis, as our sub-contractor collects new and/or corrected suppliers’ reports. AudioCodes makes its latest company level CMRT available to its customers upon request.

7.1.4	Supplier Engagement

AudioCodes amended its Requirements from AudioCodes’ Suppliers Process Specification (P-08-03E) to include a paragraph detailing our mandatory requirement to comply with the Rule and to strictly follow the framework established by the OECD. This Process Specification is referenced in each Purchase Order issued to our suppliers, and is also available in AudioCodes’ website.

7.1.5	Grievance Mechanism

Grievance mechanism & reporting are defined in the company Policy.

7.2	Identify and Assess Risk in the Supply Chain

7.2.1	AudioCodes' risk analysis efforts address the information assessed within the risk analysis tool. For example: while trying to move towards the goal of being a conflict minerals free company, we assessed two primary risks in our supply chain: (1) the risk of not receiving on time accurate information from the supplier; and (2) the risk of not being able to replace a supplier. The result was the segmentation of the suppliers into 3 levels of risks: high, medium and low, allowing the Company to focus its risk mitigation efforts according to the supplier level of risk.

7.2.2	Segmenting our suppliers based on the above risk levels yielded 7.3% of high risk suppliers. Our sub-contractor was consequently instructed to give highest priority to those suppliers in his data collection activity.

7.2.3	A risk assessment matrix was developed to further define the risk of each CMRT received, based on its content and completeness. This tool enabled us to engage Purchasing Department to urge and push reluctant suppliers and to focus our escalation efforts.

7.2.4	To the best of our efforts, we have identified most of the smelters/refineries in our supply chain.

7.3	Design and Implement Strategy to Respond to Risks

7.3.1	Suppliers are requested to supply their conflict minerals compliance declarations using the CMRT template. Such declarations are reviewed by AudioCodes (or its assigned sub-contractor) and verified for completeness and inconsistency.

7.3.2	Any declaration determined to be inconsistent or missing data is returned to the supplier to correct and complete.

7.3.3	Under this activity we also track smelters/refiners that have not received a conflict-free designation based on the CFSI/CFSP or other independent third party validation program, and also compare smelters/refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation.

7.3.4	Red Flags analysis on the topics listed below were defined to better identify suspicious behavior and activities:
a.	Data completion
b.	Locations of mineral origin
c.	Existence of Company Policy

7.3.5	Escalation policy was documented and implemented which defines how to handle non-responsive and problematic suppliers. The Policy defines the conditions under which Purchasing will consider suspending or discontinuing engagement with such suppliers.

7.3.6	Management was informed of the risk analysis efforts and results, as well as of the actions taken consequently.

7.4	Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Point in the Supply Chain

7.4.1	AudioCodes does not have a direct relationship with smelters and refiners of conflict minerals, nor do we perform direct audits of these entities that provide our supply chain with conflict minerals. However, we do rely upon the industry efforts and tools (for example, the CFSI Conflict Minerals Reporting Template) in our evaluations.

7.5	Report Annually on Supply Chain Due Diligence

7.5.1	AudioCodes’ CMRT is amended on a monthly basis and is available to all requestors. The company’s annual Conflict Minerals Report is downloadable from AudioCodes’ website, at http://www.audiocodes.com/sustainability under the heading "Conflict Minerals”, and filed with the SEC on Form SD.

8.	Results of Assessments

8.1	Survey Responses

8.1.1	Because of our size, the breadth and complexity of our products, and constant changes to our supply chain, it is difficult to identify entities downstream from our direct suppliers. We are relying on our direct suppliers to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

8.1.2	Despite receiving responses from suppliers listing smelter or refiner names in their supply chain, a few suppliers were unable to accurately report which specific smelters were part of the supply chain of the components that were sold to AudioCodes in 2015. Therefore, we are not able to determine the facilities that processed the conflict minerals in such products.

8.1.3	We received responses from more than 80% of the suppliers surveyed. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We are working directly with these suppliers to have them provide revised responses.

8.1.4	Most CMRTs were reported at the company level, see table below.

Declaration Scopes of Delivered Consolidated Manufacturers
Reported at company level	86%
Reported user defined	7%
Reported product list/product	8%

8.1.5	As of today, the 80% responses received from our suppliers can be further categorized as in the table below. CMRTs with major issues are CMRTs with significant incompleteness, inaccuracy, or contradictory information submitted. For example, tantalum, tin, gold, or tungsten was declared used but no smelters were entered for these metals.

Consolidated Manufacturers Sub-Collection Status
MFRs delivered satisfactory CMRT	27%
MFRs delivered CMRT with major issues	57%
MFRs whose CMRT was escalated*	7%
MFRs still in process	9%
*	MFR with at least one or multiple escalations (no major issues). Escalated by the subcontractor to AudioCodes to supply better/correct contact information, to contact the manufacturer directly or otherwise, due to manufacturer’s poor responsiveness.

8.1.6	The smelters analysis of those above 80% responsive manufacturers is given below. The list of smelters is set forth in the attached Appendix A. The list of mines’ countries of origin is set forth in the attached Appendix B.

Smelters Analysis
With certification
Certified smelters - CFSP/RJC/LBMA/DMCC (a)	67%
Non-certified smelters - CFSP/RJC/LBMA/DMCC (a)(b)	33%
Legitimacy of smelters (out of the total number of smelters analyzed)
Number of alleged smelters- FSI/RJC/LBMA/DMCC/DOC/APPLE/INTEL/GS (a)	94%
Unknown smelters	6%
(a)	Initials of credible sources for conflict minerals information (organizations or company names).
(b)	Out of the 33% non-certified smelters, 35% are smelters in the Active list of CFSI (committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs).

8.1.7	Based on the information obtained through the due diligence process, AudioCodes does not have sufficient information as yet to determine the country of origin of all the conflict minerals contained in our products.

8.1.8	The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to AudioCodes. We are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

8.1.9	Information gathered from our suppliers is not on a continuous, real-time basis, (since according to the Rule a product would “not be found to be DRC conflict free” if it does not meet the required standard for even one day of the reporting year).

8.1.10	The Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals, since the information comes from: direct and secondary suppliers and independent third party audit programs.

8.2	Efforts to Determine Country of Origin of Mine or Conflict Minerals

8.2.1	Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting a methodology based on the OECD guidelines and the CFSI template, we have determined that the information we gathered from the smelters and refiners in our supply chain represents the most reasonable known mine of origin information available to us.

9.	Continuous Improvement Efforts to Mitigate Risks

9.1	AudioCodes will engage with suppliers who may be sourcing from non-conflict free smelters to move towards using conflict free smelters within a reasonable time frame. The time frame will be dependent on the criticality of the specific component and the availability of alternative suppliers.

9.2	AudioCodes will continue implementing risk mitigation actions such as: follow up letters to high risk non responsive suppliers; and follow up letters to suppliers with conflict minerals from the Covered Countries from non-certified smelters.

9.3	AudioCodes will require suppliers to report their status using the latest CMRT revision and updated smelters list.

10.	Cautionary Statement Concerning Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may”, “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by U.S. federal securities laws.

Appendix A: Smelters list

1. Gold

Metal	Smelter Name	Smelter country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China Tin Group Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co . Ltd	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemical Co., Ltd.	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Smelting Co. Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong)	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt. Ltd	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	Sanmenxia Lingbao Jinyuan Mining Co., Ltd.	CHINA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Guoda gold Co., LTD.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Co.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhejiang Suijin	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

2. Tantalum

Metal	Smelter Name	Smelter country
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metal do	JAPAN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA

3. Tin

Metal	Smelter Name	Smelter country
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangxi Crystal Union Photoelectric Materials CO.,LTD	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Mineral Smelting Co.,Ltd	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Material Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O. M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PHONON MEIWA INC.	JAPAN
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. DS Jaya Abadi	INDONESIA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	RT Refined Banka Tin	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Co., Ltd.	CHINA

4. Tungsten

Metal	Smelter Name	Smelter country
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chenzhou Diamond Tungsten Products Co,. Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.?	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Appendix B: Mines Country of Origin

Australia
Belgium
Bolivia
Brazil
Canada
China
Ethiopia
Germany
Hong Kong
India
Indonesia
Japan
Kazakhstan
Korea, Republic of
Malaysia
Mozambique
Namibia
Nigeria
Peru
Poland
Portugal
Russia
Rwanda
Sierra Leone
South Africa
South Korea
Spain
Switzerland
Taiwan
Thailand
United States
Uzbekistan
Zimbabwe